September 14, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that Cyprus Amax Minerals Company has included our reports dated May 9, 1995 and August 11, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Amendment No. 1 to the Registration Statement on Form S-3 to be filed on or about
September 14, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


Price Waterhouse LLP
Price Waterhouse LLP